As filed with the U.S. Securities and Exchange Commission on November 6, 2001
                                                    Registration No. 333-

-------------------------------------------------------------------------------

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                       THE NASDAQ STOCK MARKET, INC.
           (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                  51-1165937
     (State of Incorporation)             (I.R.S. Employer Identification No.)
                         --------------------------

                             One Liberty Plaza
                          New York, New York 10006
                               (212) 858-4750
            (Address of Principal Executive Offices) (Zip Code)
                         --------------------------

      The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan
                          (Full Title of the Plan)
                         --------------------------

                           Edward S. Knight, Esq.
                       The Nasdaq Stock Market, Inc.
                             One Liberty Plaza
                          New York, New York 10006
                               (212) 858-4750

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                         -------------------------

                              With Copies To:

                          Matthew J. Mallow, Esq.
                           Eric J. Friedman, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                          New York, New York 10036
                               (212) 735-3000

                    ------------------------------------


                                                CALCULATION OF REGISTRATION FEE


                                                          Proposed Maximum       Proposed Maximum         Amount of
       Title of Securities              Amount to be       Offering Price       Aggregate Offering      Registration
        to be Registered               Registered (1)         Per Share                Price                 Fee
-----------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per
share:  Shares previously purchased     200,676.28            $10.63              $2,133,188.86           $533.30
under The Nasdaq Stock Market,
Inc. 2000 Employee Stock Purchase
Plan (the "ESPP") to be reoffered by
certain securityholders of The
Nasdaq Stock Market, Inc.

-----------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per
share:  Shares available for future     1,799,323.72           $3.90              $7,017,362.51 (2)        $1,754.34
sales under the ESPP

-----------------------------------------------------------------------------------------------------------------------
Total                                   2,000,000              N/A                $9,150,551.37            $2,287.64
-----------------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock, par value $.01 per share, of The Nasdaq Stock Market, Inc. shown in the table above consists of shares of Common Stock issuable pursuant to the ESPP. The maximum number of shares which may be issued under the ESPP is subject to adjustment upon the occurrence of certain events pursuant to the ESPP. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the occurrence of any such corporate transaction or event.

(2) Computed in accordance with the Rule 457(h) under the Securities Act. Such computation is based on the book value of the Common Stock as of August 31, 2001, the latest practicable date.



                              EXPLANATORY NOTE

         The Nasdaq Stock Market, Inc. ("Nasdaq" or the "Company") has prepared this registration statement (this "Registration Statement") in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of its Common Stock, par value $.01 per share (the "Common Stock"), that were issued and sold, or may be issued and sold, pursuant to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan (the "ESPP").

         This Registration Statement contains two parts. The first part contains a prospectus prepared in accordance with Part I of Form S-8 (in accordance with Instruction C of the General Instructions to Form S-8) which covers reoffers and resales of shares of the Common Stock issued pursuant to the ESPP. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8. Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8; however the Company will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428 under the Securities Act.



                             REOFFER PROSPECTUS

                    200,676.28 SHARES OF COMMON STOCK OF
                       THE NASDAQ STOCK MARKET, INC.
                            -------------------

         The shares of common stock, $0.01 par value per share (the "Shares"), of The Nasdaq Stock Market, Inc. ("Nasdaq" or the "Company") covered by this Reoffer Prospectus, may be offered and sold to the public by certain stockholders of the Company (collectively, the "Selling Securityholders"). The Selling Securityholders have acquired the shares through purchases under The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan (the "ESPP").

         The Selling Securityholders may sell their Shares directly or indirectly in one or more transactions on any stock exchange or stock market on which the Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act") before their sale under the prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Securityholders to the public, subject to certain contractual restrictions on the ability of the Selling Securityholders to sell any or all of their Shares. The Selling Securityholders may sell Shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the Shares, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act. The Company will not receive any proceeds from the sale of the Shares by the Selling Securityholders.

                            --------------------

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 7.

                            --------------------

         Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           --------------------

          The date of this Reoffer Prospectus is November 6, 2001

                            --------------------



                             TABLE OF CONTENTS

                                                                           Page

Additional Information....................................................... 4
Incorporation of Certain Documents by Reference.............................. 5
The Company.................................................................. 6
Risk Factors................................................................. 7
Special Note Regarding Forward-Looking Statements............................15
Use of Proceeds..............................................................15
Selling Securityholders......................................................16
Plan of Distribution.........................................................17
Legal Matters................................................................17
Experts......................................................................17

                               --------------

         You should rely only on the information contained in this Reoffer Prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this Reoffer Prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of the Common Stock.


                           ADDITIONAL INFORMATION

         The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Reoffer Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the SEC. The Registration Statement, including exhibits, and the reports and other information filed by the Company can be inspected without charge at the public reference facilities maintained by the SEC at the SEC's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the Regional Offices of the SEC located at 233 Broadway, New York, New York 10013, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from such offices at fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this site is http://www.sec.gov.



              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following information filed with the SEC is incorporated by reference herein: (i) the Company's Registration Statement on Form 10 (File No. 000-32651) filed with the SEC on April 30, 2001, including any amendment or report thereto subsequently filed by the Company for the purpose of updating that registration statement pursuant to the Securities Act, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, and (iii) the Company's Current Report on Form 8-K filed July 27, 2001.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to and subsequent to the date hereof and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         The Company will provide without charge to any person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this Reoffer Prospectus). Requests should be directed to the Office of General Counsel at The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006. The Company's telephone number is (212) 858-4750.

                                THE COMPANY

         The Company operates The Nasdaq Stock Market(R), which is the world's largest electronic, screen-based equity securities market and the largest equity securities market in the world based on dollar volume. Since its inception in 1971, Nasdaq has been a leader in utilizing technology to enhance the securities markets.

         The Nasdaq Stock Market is the flagship market of the Company and consists of two tiers of listed companies: The Nasdaq National Market, which included 3,434 listed companies as of September 30, 2001, and the Nasdaq SmallCap Market, with 784 smaller, emerging growth companies. As of September 30, 2001, Nasdaq was home to the highest percentage of publicly-traded technology and service companies in the U.S., including 77% of computer hardware and peripherals companies, 96% of computer networking companies, 85% of computer software and data processing companies, 86% of semiconductor companies, 70% of telecommunications and electronic companies, and 81% of biotechnology and health care companies. In addition, as of September 30, 2001, there were 458 foreign companies listed on the Nasdaq Stock Market, more than any other U.S. equities market.

         The Company provides products and services in three principal categories: (i) issuer services, (ii) transaction services and (iii) market information services. Issuer services consists of the provision of information services and products to Nasdaq-listed companies as well as efforts to obtain new listings. Transaction services include the collection, processing and dissemination of price quotes of Nasdaq-listed securities, the routing and execution of buy and sell orders for Nasdaq-listed securities and transaction reporting services. Market information services involve the provision of varying levels of quote and trade information to data vendors, who in turn sell it to the public.

         Prior to June 2000, the Company was a wholly-owned subsidiary of the National Association of Securities Dealers, Inc. (the "NASD"). In 2000, the NASD implemented a separation of the Company from the NASD by restructuring and broadening the ownership in Nasdaq through a two-phase private placement of securities (the "Restructuring"). In the private placements, (i) the NASD sold (A) an aggregate of 10,806,794 warrants to purchase an aggregate amount of 43,227,176 shares of outstanding Common Stock and (B) 4,543,291 shares of outstanding Common Stock and (ii) the Company sold an aggregate of 28,692,543 newly-issued shares of Common Stock. Securities in the private placements were offered to all NASD members, certain issuers listed on Nasdaq and certain institutional investment companies. As of October 15, 2001, the NASD beneficially owned approximately 25% of Nasdaq on a fully diluted basis, which assumes (i) the full exercise of all outstanding warrants issued by the NASD, (ii) the conversion of Nasdaq's outstanding securities that are convertible into shares of Common Stock, and (iii) the exercise of outstanding options to purchase shares of Common Stock. As of October 15, 2001, the NASD beneficially owned approximately 69% of Nasdaq on a non-diluted basis.

         Our principal executive offices are located at One Liberty Plaza, New York, New York 10006, and our telephone number is (212) 858-4750.



                                RISK FACTORS

         This Reoffer Prospectus contains forward-looking statements that involve risks and uncertainties. Nasdaq's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by Nasdaq described below.

         The risks and uncertainties described below are not the only ones facing Nasdaq. Additional risks and uncertainties not presently known to Nasdaq or that Nasdaq currently believes to be immaterial may also adversely affect Nasdaq's business. If any of the following risks actually occur, Nasdaq's business, financial condition, or operating results could be materially adversely affected.

Nasdaq's operating results could fluctuate significantly in the future.

         Nasdaq's operating results may fluctuate significantly in the future as a result of a variety of factors, including: (i) a decrease in the trading volume in The Nasdaq Stock Market; (ii) increased competition from alternative market venues that might reduce market share and create pricing pressure; (iii) competition from the New York Stock Exchange, Inc. (the "NYSE") or new competing exchanges for new listings; (iv) a reduction in market data revenue; (v) the rate at which The Nasdaq Stock Market obtains new listings and maintains its current listings; (vi) regulatory changes and compliance costs; (vii) Nasdaq's ability to utilize its capital effectively; (viii) Nasdaq's ability to manage personnel, overhead, and other expenses, in particular technology expenses; and (ix) general market and economic conditions.

Nasdaq's business could be harmed by market fluctuations and other risks associated with the securities industry generally.

         A substantial portion of Nasdaq's revenues is tied to the trading volume of its listed securities. Trading volume is directly affected by economic and political conditions, broad trends in business and finance, and changes in volume and price levels of securities transactions. An adverse change affecting the economy or the securities markets could result in a decline in trading volume. Nasdaq is also particularly affected by declines in trading volume in technology and Internet-related stocks because a significant portion of its customers trade in these types of stocks and a large number of technology and Internet-related companies are listed on The Nasdaq Stock Market. A downturn in the initial public offering market is also likely to have an adverse effect on Nasdaq's revenues, including, in particular, revenues from listing fees. A decline in trading volume would lower transaction services revenues, and Nasdaq's profitability may be adversely affected if it is unable to reduce costs at the same rate. For example, in the first six months of 2001, 28 initial public offerings were brought to market on The Nasdaq Stock Market compared to 221 in the first six months of 2000. There were also 522 delisted companies in the first six months of 2001 compared to 395 during the same time period last year. Further downward trends in general market conditions could adversely affect Nasdaq's revenues and reduce its profitability if Nasdaq cannot reduce its costs at the same rate to offset such trends.

Substantial competition could reduce Nasdaq's market share and harm Nasdaq's financial performance.

         It is possible that a competing securities exchange, network provider, or technology company could develop ways to replicate Nasdaq's network more efficiently than Nasdaq and persuade a critical mass of market participants to switch to a new network. The NYSE has announced that it might buy or build its own electronic network for trading Nasdaq-listed stocks and has announced that it is in discussions with nine other exchanges in Europe, Asia, and the Americas to form a set of global alliances that would be intended to allow investors to trade throughout the day. This could have an adverse effect on Nasdaq's business, financial condition, and results of operation.

         If there is an increase in the number of market makers or electronic communication networks ("ECNs") that determine they do enough order routing traffic to justify setting up a proprietary network for their traffic, Nasdaq may be forced to reduce its fees further or risk losing its share of the order routing business. In addition, certain system providers link many Nasdaq market makers in The Nasdaq Stock Market. These systems may be able to increase the number of orders executed through their systems versus the Nasdaq systems. A reduction in the order routing business could have an adverse effect on Nasdaq's business, financial condition, and operating results.

         The traditional products and services offered by markets are being unbundled. Historically, Nasdaq has provided listings, execution services, information services, and regulatory services to the investing public. Currently, there are many competitors operating in the execution services market. Nasdaq has not historically implemented pricing strategies that isolate its various businesses. Due to competition in the execution services business, as well as Nasdaq's past practice of bundling products and services, it is uncertain whether Nasdaq will be able to compete successfully in this business. Further more, Nasdaq faces multiple pricing constraints, including in particular, regulatory constraints that may prevent it from competing effectively in certain markets.

Substantial competition could reduce Nasdaq's issuer services revenues.

         The Nasdaq Stock Market faces competition for listings from other primary exchanges, especially from the NYSE. In addition to competition for initial listings, The Nasdaq Stock Market also competes with the NYSE to maintain listings. In the past, a number of issuers listed on The Nasdaq Stock Market have left The Nasdaq Stock Market for the NYSE each year. The largest 50 Nasdaq-listed issuers (based on U.S. market value) accounted for approximately 43.0% of total dollar volume traded on The Nasdaq Stock Market for the nine months ended September 30, 2001. Therefore, the loss of one or more of these issuers would result in a significant decrease in revenues from Nasdaq's issuer services.

         ECNs do not currently provide listing venues, although such systems can register as an exchange and compete with traditional exchanges and The Nasdaq Stock Market for the execution and market data business. At least two ECNs have applied to become registered as a national securities exchange. If these new exchanges are successful in attracting trading volume and do not continue to use Nasdaq transaction systems, traditional listings will become less profitable to Nasdaq as they will not provide corresponding revenue from trade executions and the sale of market data. In addition, if ECNs become exchanges, they may enter the competition for issuer listings. There can be no assurances that Nasdaq will be able to maintain or increase its listing revenues. The reduction in initial listings or the loss of a top issuer could have an adverse effect on Nasdaq's business, financial condition, and operating results.

Nasdaq's market information services revenues are threatened by other exchanges trading Nasdaq stocks.

         Current SEC regulations permit national securities exchanges to trade certain securities that are listed on The Nasdaq Stock Market pursuant to the Nasdaq Unlisted Trading Privileges Plan (the "UTP Plan"). If the UTP Plan participants' share of trades in Nasdaq-listed stocks increases substantially, Nasdaq's financial condition and operating results could be adversely affected. In addition, since the allowable costs that are shared by UTP Plan participants and the fees Nasdaq can charge for data products are not exclusively set by Nasdaq, Nasdaq's control over its revenue and cost base under the UTP Plan is limited. Current amendments to the UTP Plan under negotiation include (i) an increase in the number of the eligible securities over a one year period from 1,000 to all securities on The Nasdaq National Market and The Nasdaq SmallCap Market, and (ii) the elimination of the floor and ceiling limits on the amount of market data revenue Nasdaq must share with the UTP Plan participants. These and other amendments could have a materially adverse effect on Nasdaq's business, financial condition, and operating results.

Nasdaq's costs may increase if it loses its status as the exclusive securities information processor under the UTP Plan.

         Under the UTP Plan, Nasdaq collects quotation and last sale information from competing exchanges (currently the Chicago Stock Exchange and the Cincinnati Stock Exchange) and consolidates such information with its own. Nasdaq sells this information to vendors for a fee (a "Tape Fee"). Under the revenue sharing provision of the UTP Plan, Nasdaq is permitted to deduct certain costs associated with acting as the exclusive securities information processor ("SIP") from the total amount of Tape Fees collected. The SEC has stated that as a condition of extending the UTP Plan, the parties to the UTP Plan must negotiate in good faith to revise the UTP Plan so that it provides for either a fully viable alternative exclusive SIP for all Nasdaq-listed securities or a fully viable alternative non-exclusive SIP. Each UTP participant will have to share in the development costs to create the new SIP. Therefore, if Nasdaq loses its status as the exclusive SIP under the UTP Plan, its ongoing costs will increase.

Nasdaq may lose trade reporting revenues if more market participants bypass the comparison feature of its trade reporting system.

         As market participants continue to establish automated trading links with one another and lock-in transactions externally from The Nasdaq Stock Market, the use of the Automation Confirmation Transaction Service(sm) ("ACT(sm)") comparison function as a percentage of total trading volume will continue to decrease. This negatively affects revenue, since firms are using ACT for trade reporting, but not for comparison. Although ACT comparison revenue actually increased by more than $10 million in fiscal year 2000 over fiscal year 1999, this increase was due primarily to increased trading volumes, particularly during the first quarter of 2000 in OTC Bulletin Board Service(R) ("OTC Bulletin Board") securities.

Certain Congressional and SEC reviews could result in a reduction in data fees that could reduce Nasdaq's revenues.

         The SEC is reviewing concerns by industry members that the present levels of data fees do not properly reflect the costs associated with their collection, processing and distribution. As noted above, the SEC is considering the report of its Advisory Committee on Market Information and comments on the report. The SEC may or may not act on the report's recommendations. Nasdaq has argued that there are regulatory, market capacity, and other related costs of operating the market. A fee realignment that does not recognize the full market costs of creating and delivering market data could reduce overall data revenues in the future and adversely affect Nasdaq's business, financial condition, and operating results.

         Legislation was introduced and hearings were held in the last session of Congress pertaining to whether stock exchanges and markets have a property right to quote and trade data. Hearings were held again on this subject in March and April 2001. Since securities firms are required to supply the market operator with quote and trade information, some have argued that the operator has no right to be able to sell the data back to the securities firms. This issue continues to be debated and the outcome could have a significant impact on the viability of Nasdaq's data revenue and, as a consequence, on its business, financial condition, and operating results.

Nasdaq is subject to extensive regulation that may harm its ability to compete with less regulated entities.

         Under current federal securities laws, changes in Nasdaq's rules and operations, including its pricing structure, must be approved by the SEC. The SEC may approve, disapprove, or recommend changes to proposals submitted by Nasdaq. In addition, the SEC may delay the initiation of the public comment process or the approval process. This delay in approving changes, or the altering of any proposed change, could have an adverse effect on Nasdaq's business, financial condition, and operating results.

System limitations and failures could harm Nasdaq's business.

         Nasdaq's business depends on the integrity and performance of the computer and communications systems supporting it. If Nasdaq's systems cannot be expanded to cope with increased demand or fail to perform, Nasdaq could experience: (i) unanticipated disruptions in service, (ii) slower response times, and (iii) delays in the introduction of new products and services. These consequences could result in lower trading volumes, financial losses, decreased customer service and satisfaction, litigation or customer claims, and regulatory sanctions. Nasdaq has experienced occasional systems failures and delays in the past and it could experience future systems failures and delays.

         Nasdaq uses internally developed systems to operate its business, including transaction processing systems to accommodate increased capacity. However, if The Nasdaq Stock Market's trading volume increases unexpectedly, Nasdaq will need to expand and upgrade its technology, transaction processing systems and network infrastructure. Nasdaq does not know whether it will be able to project accurately the rate, timing, or cost of any increases, or expand and upgrade its systems and infrastructure to accommodate any increases in a timely manner.

         Nasdaq's systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage, computer viruses, intentional acts of vandalism, and similar events. Nasdaq currently maintains multiple computer facilities to provide full service during system disruptions, and has facilities in place that are expected to maintain service during a system disruption. Any system failure that causes an interruption in service or decreases the responsiveness of Nasdaq's service could impair its reputation, damage its brand name, and negatively impact its revenues. Nasdaq also relies on a number of third parties for systems support. Any interruption in these third-party services or deterioration in the performance of these services could also be disruptive to Nasdaq's business and have a material adverse effect on its business, financial condition, and operating results.

Nasdaq may not be able to keep up with rapid technological and other competitive changes affecting the structure of the securities markets.

         The markets in which Nasdaq competes are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services and products, the introduction of new services and products, and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the trend for companies from many industries to offer Internet- based products and services. In addition, the widespread adoption of new Internet, networking, or telecommunications technologies or other technological changes could require Nasdaq to incur substantial expenditures to modify or adapt its services or infrastructure. Nasdaq's future success will depend on its ability to respond to changing technologies on a timely and cost-effective basis. Nasdaq's operating results may be adversely affected if it cannot successfully develop, introduce, or market new services and products. In addition, any failure by Nasdaq to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in other product development efforts, could have a material adverse effect on Nasdaq's business, financial condition, and operating results.

Nasdaq may have difficulty managing its growth.

         Over the last several years, Nasdaq has experienced significant growth in its business and the number of its employees. Nasdaq may not be able to continue to manage its growth successfully. In an attempt to stimulate future growth, Nasdaq has undertaken several initiatives to increase its business, including enhancing existing products, developing new products, and forming strategic relationships. The increased costs associated with Nasdaq's initiatives may not be offset by corresponding increases in its revenues. The growth of Nasdaq's business has required, and will continue to require, Nasdaq to increase its investment in technology, management personnel, market regulatory services, and facilities. No assurance can be made that Nasdaq has made adequate allowances for the costs and risks associated with this expansion, that its systems, procedures, or controls will be adequate to support its operations, or that its management will be able to offer and expand its services successfully. If Nasdaq is unable to manage its growth effectively, its business, financial condition, and operating results could be adversely affected.

Nasdaq may need additional funds to support its business plan.

         Nasdaq depends on the availability of adequate capital to maintain and develop its business. Nasdaq believes that its current capital requirements will be met from internally generated funds and from the funds raised in connection with the Restructuring. However, based upon a variety of factors, including the rate of market acceptance of Nasdaq's new products, the cost of service and technology upgrades, and regulatory costs, Nasdaq's capital requirements may vary from those currently planned. There can be no assurance that additional capital will be available on a timely basis, or on favorable terms or at all.

Nasdaq may not be successful in executing its international strategy.

         In order to take advantage of anticipated opportunities that will arise outside the United States, Nasdaq intends to invest significant resources in developing strategic partnerships with non-U.S. stock markets. Nasdaq has had only very limited experience in developing localized versions of its services and in marketing and operating its services internationally. To date, Nasdaq's international efforts have not yet achieved profitability. There can be no assurance that Nasdaq will be able to succeed in marketing its branded services and developing localized services in international markets. Nasdaq may experience difficulty in managing its international operations because of, among other things, competitive conditions overseas, difficulties in supervising foreign operations, managing currency risk, established domestic markets, language and cultural differences, political and economic instability, and changes in regulatory requirements or the failure to obtain requested regulatory changes and approvals. Any of the above could have an adverse effect on the success of Nasdaq's international operations and, consequently, on Nasdaq's business, financial condition, and operating results.

Extended hours trading may have a negative impact on Nasdaq's business.

         Today, market participants, including some ECNs, are trading beyond traditional market hours (9:30 a.m. to 4:00 p.m., Eastern time). Extending trading hours may put additional stress on the financial services industry. Nasdaq has extended the availability of its trade reporting and quotation systems from 8:00 a.m. until 6:30 p.m. Eastern time. Specifically, the systems involved include ACT, the Advanced Computerized Execution System ("ACES"), the Computer Assisted Execution System/Intermarket Trading System, SelectNet, the Nasdaq Quotation Display System, Nasdaq Trade Dissemination Service, and Nasdaq Level 1 Service (which disseminates real-time, inside quote updates, as well as the 4:00 p.m. closing prices). Certain Nasdaq market participants have been unable to modify their technology to accommodate the expansion of trading hours and attendant regulatory requirements. To date, volume in extended hours trading remains relatively low. However, to the extent that a large extended hours session develops and Nasdaq market participants are not prepared to handle the additional capacity, The Nasdaq Stock Market may lose trading volume to more technologically advanced competitors. In addition, insufficient interest in extended hours trading could result in decreased liquidity, increased volatility, or degeneration of price discovery, all of which could potentially undermine the public confidence in The Nasdaq Stock Market and adversely affect Nasdaq's business, financial condition, and operating results. In addition, the revenues generated by trading in the extended hours market may not be sufficient to cover costs associated with such trading.

Failure to protect its intellectual property rights could harm Nasdaq's brand-building efforts and ability to compete effectively.

         To protect its rights to its intellectual property, Nasdaq relies on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements, and other contractual arrangements with its employees, affiliates, clients, strategic partners, and others. The protective steps Nasdaq has taken may be inadequate to deter misappropriation of its proprietary information. Nasdaq may be unable to detect the unauthorized use of, or take appropriate steps to enforce, its intellectual property rights. Nasdaq has registered, or applied to register, its trademarks in the U.S. and in 40 foreign jurisdictions and has pending U.S. and foreign applications for other trademarks. Effective trademark, copyright, patent, and trade secret protection may not be available in every country in which Nasdaq offers or intends to offer its services. Failure to protect its intellectual property adequately could harm its brand and affect its ability to compete effectively. Further, defending its intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect Nasdaq's business, financial condition, and operating results.

Lack of operating history as a for-profit entity with private ownership interests.

         While Nasdaq has an established operating history, it has only operated as a for-profit company with private ownership interests since June 28, 2000. Therefore, Nasdaq is subject to the risks and uncertainties associated with any newly independent company. Nasdaq has had access to many support functions of the NASD, including: cash management and other financial services, real estate, legal, surveillance, and other regulatory services, information services, and corporate and administrative services. Nasdaq has entered into, and intends to enter into, various intercompany arrangements with the NASD and its affiliates for the provision of these services on an on-going or transitional basis. See "-Nasdaq faces potential conflicts of interest with related parties" and "-The intercompany agreements may not be effected on terms as favorable to Nasdaq as could have been obtained from unaffiliated third parties." In addition, Nasdaq's initiatives designed to increase operating efficiencies may not yield the expected benefits or efficiencies and may be subject to delays, unexpected costs, and cost overruns, all of which could have an adverse effect on Nasdaq's business, financial condition, and operating results.

Failure to attract and retain key personnel may adversely affect Nasdaq's ability to conduct its business.

         Nasdaq's future success depends on the continued service and performance of its senior management and certain other key personnel. For example, Nasdaq is dependent on specialized systems personnel to operate, maintain, and upgrade its systems. The inability of Nasdaq to retain key personnel or retain other qualified personnel could adversely affect Nasdaq's business, financial condition, and operating results.

Nasdaq is subject to risks relating to litigation and potential securities laws liability.

         Many aspects of Nasdaq's business potentially involve substantial risks of liability. While Nasdaq enjoys immunity for certain self-regulatory organization activities, it could be exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, as well as rules and regulations promulgated by the SEC and other federal and state agencies. These risks include, among others, potential liability from disputes over the terms of a trade, the claim that a system failure or delay cost a customer money, that Nasdaq entered into an unauthorized transaction or that it provided materially false or misleading statements in connection with a securities transaction. As Nasdaq intends to defend any such litigation actively, significant legal expenses could be incurred. An adverse resolution of any future lawsuit or claim against Nasdaq could have an adverse effect on its business, financial condition, and operating results.

Nasdaq's networks may be vulnerable to security risks.

         As with other computer networks, it is possible that Nasdaq's networks may be vulnerable to unauthorized access, computer viruses, and other security problems. Persons who circumvent security measures could wrongfully use Nasdaq's information or cause interruptions or malfunctions in Nasdaq's operations. Nasdaq is required to continue to expend significant resources to protect against the threat of security breaches or to alleviate problems caused by any such breaches. Although Nasdaq intends to continue to implement industry-standard security measures, these measures may prove to be inadequate and result in system failures and delays that could lower trading volumes and have an adverse effect on Nasdaq's business, financial condition, and operating results.

Nasdaq faces potential conflicts of interest with related parties.

         As of October 15, 2001, the NASD beneficially owns, on a fully diluted basis, approximately 25% of Nasdaq's outstanding Common Stock (approximately 69% on a non-diluted basis). Until Nasdaq becomes registered with the SEC as a national securities exchange ("Exchange Registration"), the shares of Common Stock underlying any unexpired and unexercised tranches of warrants sold in the Restructuring by the NASD, as well as the shares of Common Stock purchased through the valid exercise of such warrants, will be voted at the direction of the NASD. In addition, 5 of the 18 members of the Nasdaq Board of Directors are currently members of the NASD Board of Governors. Until Exchange Registration, the NASD will be in a position to continue to control substantially all matters affecting Nasdaq, including any determination with respect to the direction and policies of Nasdaq, acquisition or disposition of assets, future issuances of securities of Nasdaq, Nasdaq's incurrence of debt, and any dividend payable on the Common Stock.

         Conflicts of interest may arise between Nasdaq and the NASD, or its affiliates, in a number of areas relating to their past and ongoing relationships, including the nature, quality, and pricing of services rendered; shared marketing functions; tax and employee benefit matters; indemnity agreements; sales or distributions by the NASD of all or any portion of its ownership interest in Nasdaq; or the NASD's ability to influence certain affairs of Nasdaq prior to Exchange Registration. There can be no assurance that the NASD and Nasdaq will be able to resolve any potential conflict or that, if resolved, Nasdaq would not receive more favorable resolution if it were dealing with an unaffiliated party.

         Conflicts may also arise between Nasdaq and American Stock Exchange LLC ("Amex") by virtue of commitments made by the NASD in connection with its acquisition of Amex.

The intercompany agreements may not be effected on terms as favorable to Nasdaq as could have been obtained from unaffiliated third parties.

         For purposes of governing their ongoing relationship, Nasdaq and the NASD, or their affiliates, have entered into, or intend to enter into, various agreements involving the provision of services such as market surveillance and other regulatory functions, cash management and other financial services, legal, facilities sharing, information services, corporate, and other administrative services. However, as of the date hereof, Nasdaq has only fully negotiated a contract with NASD Regulation, Inc. (the "NASDR") pursuant to which NASDR will regulate Nasdaq trading activity commencing upon the effectiveness of Exchange Registration. The NASDR will continue regulating trading activity on Nasdaq under a new long-term contract that establishes the various functions NASDR will perform and the price that Nasdaq will pay for these functions. The functions covered under this contract are substantially the same type and scope as those NASDR performs under the SEC-approved plan pursuant to which Nasdaq's legal authority to operate as a stock market is delegated to it by the NASD.

         The terms of the other intercompany agreements have not yet been fully negotiated. Although it is the intention of the parties to negotiate agreements that provide for arm's length, fair market value pricing, there can be no assurance that these contemplated agreements, or the transactions provided in them, will be effected on terms as favorable to Nasdaq as could have been obtained from unaffiliated third parties. The cost to Nasdaq for such services could increase at a faster rate than its revenues and could adversely affect Nasdaq's business, financial condition, and operating results.

The SEC may challenge or not approve Nasdaq's plan to become a national securities exchange or it may require changes in the manner Nasdaq conducts its business before granting this approval.

         The SEC may not approve Nasdaq's proposal to be registered as a national securities exchange or may require changes in the manner Nasdaq conducts its business before granting this approval. Failure to be so registered could adversely effect Nasdaq's competitive position and could have a material adverse effect on Nasdaq's business conditions and business prospects.

         In connection with Exchange Registration, certain changes must be made to the national market system plans. Certain participants in the plans may object to, or request modifications to, amendments proposed by Nasdaq. Failure to resolve these issues in a timely manner could delay Exchange Registration. In addition, the SEC has also stated that its approval of Exchange Registration is linked to the NASD's ability to provide an alternative facility to NASD members to assist in the quotation and transaction reporting of exchange-listed securities. Any significant delay or failure on the part of the NASD to build this residual market could also delay the SEC's approval of Exchange Registration.

         There can be no assurance that Exchange Registration will occur or that the registration process will occur in a timely manner. Because of the nature of the regulatory process and the variety of market structure issues that would have to be resolved across all markets, the registration process could be lengthy. The failure to be approved as an exchange by the SEC may have negative implications on the ability of Nasdaq to fund its planned initiatives.

         In addition, the SEC has not yet agreed and may not agree to Nasdaq's proposal to continue to operate the OTC Bulletin Board after Exchange Registration.

Nasdaq may face competition from the establishment of a "residual market" by the NASD.

         In the SEC's January 2001 order approving the Nasdaq Order Display Facility ("SuperMontage(sm)"), it noted that in order to address concerns that Nasdaq's position as an exclusive SIP would compel participation in SuperMontage, the NASD has committed to provide NASD members with the ability to opt-out of SuperMontage by providing an alternative quotation and transaction reporting facility for NASD members. In addition, the SEC has also stated that the approval of Exchange Registration is linked to the NASD's obligation to provide an alternative facility to allow NASD members to report trades and disseminate quotations in exchange-listed securities. If this market becomes a viable alternative to The Nasdaq Stock Market, then Nasdaq faces the risk of reduced market share in transactions and market information services revenues, which would adversely affect Nasdaq's business, financial condition, and operating results.

Nasdaq will not pay cash dividends for the foreseeable future.

         Nasdaq anticipates that earnings, if any, will be retained for the development of its business and that no cash dividends will be declared on the Common Stock for the foreseeable future.

Provisions of Delaware law and Nasdaq's governing documents may delay or prevent its takeover.

         Nasdaq is organized under the laws of the State of Delaware and was incorporated in 1979. Certain provisions of Delaware law may have the effect of delaying or preventing a transaction that would cause a change in Nasdaq's control. In addition, certain provisions of the Certificate of Incorporation and Nasdaq's By-Laws may delay, defer, or prevent this type of transaction, even if Nasdaq's stockholders consider the transaction to be in their best interests. For example, the Certificate of Incorporation places limitations on the voting rights of persons, other than the NASD or any other person as may be approved by the Nasdaq Board prior to the time such person owns more than 5% of the then outstanding shares of Common Stock, who otherwise would be entitled to exercise voting rights in respect of more than 5% of the then outstanding shares of Common Stock. As a result, third parties are limited from exercising voting control over Nasdaq. Moreover, it is possible that the SEC might object to any action of the Nasdaq Board that would permit certain persons from being exempted from the foregoing restriction on voting power. In addition, in response to the SEC's concern about a concentration of ownership of Nasdaq, Nasdaq's Exchange Registration application includes a rule that prohibits any Nasdaq member or any person associated with a Nasdaq member from beneficially owning more than 5% of the outstanding shares of Common Stock. Other provisions make the removal of incumbent directors and the election of new directors more time consuming and difficult, which may discourage third parties from attempting to obtain control of Nasdaq, even if the change in control would be in the best interests of its stockholders.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Registration Statement contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, Nadsaq's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers should carefully review this Registration Statement in its entirety, including but not limited to Nasdaq's financial statements and the notes thereto incorporated by reference herein and the risks described in "Risk Factors." Except for Nasdaq's ongoing obligations to disclose material information under the Federal securities laws, Nasdaq undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, Nasdaq claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                              USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Shares which may be sold pursuant to this Reoffer Prospectus for the respective accounts of the Selling Securityholders. All such proceeds, net of brokerage commissions, if any, will be received by the Selling
Securityholders. See "Selling Securityholders" and "Plan of Distribution."

                          SELLING SECURITYHOLDERS

         This Reoffer Prospectus relates to shares of Common Stock which have been acquired by the Selling Securityholders of the Company pursuant to the ESPP. In addition, this Reoffer Prospectus covers and may be used by unnamed non-affiliate Selling Securityholders who individually hold less than 1,000 Shares (148,459.66 Shares in the aggregate) issued under the ESPP.

         The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.


                                                 Number of Shares to be offered
Name of Selling Securityholder                               hereby
-------------------------------------------------------------------------------
Paul P. Andrews                                                1,877.88
John P. Athey, Jr.                                             1,000.29
Gregor S. Bailar                                               2,000.00
Alfred R. Berkeley III                                         2,000.00
Larry Bickner                                                  1,189.15
Sara N. Bloom                                                  1,020.78
J. Patrick Campbell                                            2,000.00
Lee A. Congdon                                                 1,782.34
Diane C. Conti                                                 1,051.22
Pasquale DeLuca                                                1,297.81
John C. Delta                                                  1,201.85
John C. Desaix                                                 1,291.84
Michael Edleson                                                1,630.91
Glenn C. Faulkner                                              1,071.67
Dan B. Franks                                                  1,604.31
Adena T. Friedman                                              1,374.77
Steven D. Furbush                                              2,000.00
Robert G. Guely                                                1,237.14
David F. Harris                                                1,701.33
John M. Hickey                                                 2,000.00
John L. Jacobs                                                 1,644.89
Edward Knight                                                  1,882.35
Richard N. Lind                                                1,672.35
Eugene A. Lopez                                                1,274.21
Gordon Martin                                                  2,000.00
Mark P. Mincin                                                 1,324.69
John G. Moran                                                  2,000.00
Edward J. Morgan                                               1,264.41
David P. Mulligan                                              1,037.79
Ann G. Neidenbach                                              1,298.08
Christopher H. Spille                                          1,227.15
John N. Tognino                                                2,000.00
John T. Wall                                                   2,000.00
Michael E. Wenger                                              1,257.41
Un-named non-affiliates of the Company                        148,459.66
Total                                                         200,676.28


                            PLAN OF DISTRIBUTION

         Shares offered hereby may be sold from time to time directly by or on behalf of the Selling Securityholders in one or more transactions on any stock exchange or stock market on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell Shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the Shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

         In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with certain state securities laws, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of Shares must also be made by the Selling Securityholders in compliance with all other applicable state securities laws and regulations.

         In addition to any Shares sold hereunder, Selling Securityholders may, at the same time, sell any shares of Common Stock, including the Shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

         There can be no assurance that any of the Selling Securityholders will sell any or all of the Shares offered by them hereby. In addition there are certain contractual restrictions on the ability of Selling Securityholders to sell any or all of their Shares.

         The Company will pay all expenses of the registration of the shares and will not receive any proceeds from the sale of any Shares by the Selling Securityholders.

         The Company has notified certain Selling Securityholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Shares.


                               LEGAL MATTERS

         The validity of the Shares being offered hereby has been passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP.


                                  EXPERTS

         The consolidated financial statements of the Company as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this Registration Statement and Reoffer Prospectus on Form S-8, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report and incorporated by reference in this Reoffer Prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents, which have been filed by the Registrant with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement as of their respective dates:

(1) The Registration Statement on Form 10 filed on April 30, 2001, by the Company pursuant to Section 12(b) or 12(g) of the Exchange Act, including any amendment or report thereto subsequently filed by the Company for the purpose of updating that Registration Statement pursuant to the Securities Act (the "Form 10");

(2) The description of the Company's Common Stock set forth under the caption "Item 11. Description of Registrant's Securities to be Registered" in the Form 10 including any amendment or report filed for the purpose of updating such description;

(3) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

(4)      The registrant's Current Report on Form 8-K filed on July 27, 2001.

         All documents filed or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such person under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the Securities Act. The Company's Restated Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors, officers, employees, and members of the Company's Listing and Hearing Review Council to the fullest extent permitted by Delaware law. The Company in its discretion, may indemnify its agents to the fullest extent and under the circumstances permitted by the Delaware General Corporation Law. The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference:


Exhibit No.                  Description of Exhibit

   3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form 10 (Registration No. 000-32651)).

   3.2 By-Laws of the Company (incorporated by reference to the Company's Registration Statement on Form 10 (Registration No. 000-32651)).

   4.1 Form of certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form 10 (Registration No. 000-32651)).

   5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.+

   10.1 The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to the Company's Registration Statement on Form 10 (Registration No. 000-32651)).

   23.1                      Consent of Ernst & Young LLP.+

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

   24.1                      Power of Attorney.*

+  Filed herewith
*  To be filed manually with the SEC

Item 9.           Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 6th day of November, 2001.

The Nasdaq Stock Market, Inc.



By:        /s/ Hardwick Simmons
         --------------------------------
         Hardwick Simmons
         Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 6th day of November, 2001.



               Name                    Title                    Date

   /s/ Hardwick Simmons           Chairman and Chief            November 6, 2001
--------------------------        Executive Officer
Hardwick Simmons                  (Principal Executive Officer)


                                  Chief Financial Officer       November 6, 2001
   /s/ David P. Warren            (Principal Financial and
-----------------------------      Accounting Officer)
David P. Warren


   Dr. Josef Ackermann*           Director                      November 6, 2001
--------------------------
Dr. Josef Ackermann


   H. Furlong Baldwin*            Director                      November 6, 2001
---------------------------
H. Furlong Baldwin


                                  Director
---------------------------
Frank E. Baxter


                                  Director
---------------------------
Michael Casey


   Michael W. Clark*                                            November 6, 2001
-----------------------------
Michael W. Clark


   William S. Cohen*              Director                      November 6, 2001
----------------------------
William S. Cohen


                                  Director
-----------------------------
F. Warren Hellman


   /s/ Richard G. Ketchum         President and Director        November 6, 2001
---------------------------
Richard G. Ketchum


   John D. Markese*               Director                      November 6, 2001
-----------------------------
John D. Markese


                                  Director
-----------------------------
E. Stanley O'Neal


                                  Director
-----------------------------
Vikram S. Pandit


   Kenneth D. Pasternak*          Director                      November 6, 2001
--------------------------
Kenneth D. Pasternak


                                  Director
-----------------------------
David S. Pottruck


   Arthur Rock*                   Director                      November 6, 2001
-------------------------------
Arthur Rock


   Richard C. Romano*             Director                      November 6, 2001
-------------------------
Richard C. Romano


                                  Director
-----------------------------
Arvind Sodhani


   Sir Martin Sorrell*            Director                      November 6, 2001
-------------------------------
Sir Martin Sorrell


*By:  /s/ Edward S. Knight
     ----------------------
           Attorney-in-Fact



                               EXHIBIT INDEX



Exhibit No.           Description of Exhibit

   3.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's
                      Registration Statement on Form 10 (Registration No. 000-32651)).

   3.2 By-Laws of the Company (incorporated by reference to the Company's Registration Statement on Form 10 (Registration No. 000-32651)).

   4.1 Form of certificate representing shares of Common Stock (incorporated by reference to the Company's Registration Statement on Form 10 (Registration No. 000-32651)).

   5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities being registered.+

   10.1 The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to the Company's Registration Statement on Form 10
                      (Registration No. 000-32651)).

   23.1               Consent of Ernst & Young LLP.+

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).+

   24.1               Power of Attorney.*

   +  Filed herewith
   *  To be filed manually with the SEC